        As filed with the Securities and Exchange Commission on December 7, 1999
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                               ________________

                               HEALTHCENTRAL.COM
            (Exact name of Registrant as specified in its charter)

         Delaware                                        94-3250851
 (State of incorporation)                   (I.R.S. Employer Identification No.)

                       6001 Shellmound Street, Suite 800
                         Emeryville, California  94608
                    (Address of principal executive offices)
                            _______________________

                                1998 Stock Plan
                                1999 Stock Plan
                             1999 Stock Option Plan
                       1999 Employee Stock Purchase Plan
                       1999 Directors' Stock Option Plan
                           (Full title of the Plans)
                            _______________________

                                 C. Fred Toney
                            Chief Financial Officer
                           and Senior Vice President
                               HealthCentral.com
                       6001 Shellmound Street, Suite 800
                         Emeryville, California  94608
                                 (510) 250-2500
(Name, address and telephone number, including area code, of agent for service)
                            _______________________
                                    Copy to:

                                Mark A. Medearis
                               Venture Law Group
                           A Professional Corporation
                              2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

-------------------------------------------------------------------------------------------------------------------------
                                                  CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
                                                                    Proposed            Proposed
                                             Maximum Amount          Maximum            Maximum            Amount of
                                                 to be            Offering Price        Aggregate        Registration
Title of Securities to be Registered         Registered(1)          Per Share         Offering Price         Fee
-------------------------------------------------------------------------------------------------------------------------
1998 Stock Plan
 Common Stock, $0.001 par value.........   2,274,284 Shares      $ 3.29(2)          $ 7,492,092.71      $ 1,977.91

 Common Stock, $0.001 par value.........     325,550 Shares      $11.00(3)          $ 3,581,050.00      $   945.40

1999 Stock Plan
 Common Stock, $0.001 par value.........     512,144 Shares      $ 5.77(2)          $ 2,956,179.85      $   780.43

 Common Stock, $0.001 par value.........   4,900,356 Shares      $11.00(3)          $53,903,918.75      $14,230.63

1999 Stock Option Plan
 Common Stock, $0.001 par value.........      86,968 Shares      $ 2.38(2)          $   206,983.84      $    54.64

1999 Employee Stock Purchase Plan
 Common Stock, $0.001 par value.........   1,687,000 Shares      $ 9.35(4)          $15,773,450.00      $ 4,164.19

1999 Directors' Stock Option Plan
 Common Stock, $0.001 par value.........     312,500 Shares      $11.00(3)          $ 3,437,500.00      $   907.50
          TOTAL                           10,098,802 Shares                         $87,351,175.15      $23,060.71
-------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the proposed maximum offering price per share as set forth in the Registrant's Registration Statement on Form S-1/A (File No. 33-81325).

(4) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based on the proposed maximum offering price per share as set forth in the Registrant's Registration Statement on Form S-1/A (File No. 33-81325), multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Registrant's Prospectus filed on December 7, 1999 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b)  Not Applicable.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 on October 6, 1999, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.  Not applicable.
          -------------------------

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     The validity of the issuance of the common stock registered hereby will be passed upon for the Registrant by Venture Law Group in Menlo Park, California. As of the date of this Registration Statement, attorneys of Venture Law Group and an investment partnership controlled by Venture Law Group beneficially own an aggregate of 7,691 shares of the Registrant's common stock.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.   Exemption from Registration Claimed.  Not applicable.
          -----------------------------------

Item 8.   Exhibits.
          --------

            Exhibit
            Number
            -------
              5.1           Opinion of Venture Law Group, a Professional Corporation.

             23.1           Consent of Independent Accountants.

             23.1b          Consent of Independent Accountants.

             23.1c          Consent of Independent Accountants.

             23.2           Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

             24.1           Powers of Attorney (see p. II-4).

--------------

Item 9.   Undertakings.
          ------------

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           [Signature Pages Follow]

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, HealthCentral.com, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this December 7, 1999.

                                      HEALTHCENTRAL.COM


                                      By:   /s/ C. Fred Toney
                                         --------------------------------
                                            C. Fred Toney
                                            Chief Financial Officer
                                            and Senior Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Albert L. Greene and C. Fred Toney, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                         Title                                            Date
---------                                         -----                                            ----
  /s/ ALBERT L. GREENE                            President, Chief Executive Officer and           December 7, 1999
-----------------------------------------------   Director (Principal Executive Officer)
  Albert L. Greene

  /s/ C. FRED TONEY                               Chief Financial Officer (Principal Financial     December 7, 1999
-----------------------------------------------   and Accounting Officer)
  C. Fred Toney

  /s/ JAMES J. HORNTHAL                           Co-Chairman of the Board                         December 7, 1999
-----------------------------------------------
  James J. Hornthal

  /s/ MICHAEL D. MCDONALD                         Co-Chairman of the Board                         December 7, 1999
-----------------------------------------------
  Michael D. McDonald

  /s/ LOUIS M. ANDERSEN                           Director                                         December 7, 1999
-----------------------------------------------
  Louis M. Andersen

  /s/ SHERYLE J. BOLTON                           Director                                         December 7, 1999
-----------------------------------------------
  Sheryle J. Bolton

  /s/ ANNETTE CAMPBELL-WHITE                      Director                                         December 7, 1999
-----------------------------------------------
  Annette Campbell-White

  /s/ DEAN S. EDELL                               Director                                         December 7, 1999
-----------------------------------------------
  Dean S. Edell

  /s/ WESLEY D. STERMAN                           Director                                         December 7, 1999
-----------------------------------------------
  Wesley D. Sterman

  /s/ ROBIN WOLANER                               Director                                         December 7, 1999
-----------------------------------------------
  Robin Wolaner

                                              INDEX TO EXHIBITS



Exhibit
Number
-------
5.1          Opinion of Venture Law Group, a Professional Corporation.
23.1         Consent of Independent Accountants.
23.1b        Consent of Independent Accountants.
23.1c        Consent of Independent Accountants.
23.2         Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).
24.1         Powers of Attorney (see II-4).

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